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                                                                  EXHIBIT 10.4




          AMENDING AGREEMENT of a NET SMELTER RETURN ROYALTY dated as of the 30th day of June, 2001,

BETWEEN:


          MESTON RESOURCES INC.
          (the "Owner")


          - and-

          REPADRE CAPITAL CORPORATION
          (the "Payee")

WITNESSES THAT:

          WHEREAS the Owner and the Payee entered into a Net Smelter Return Royalty dated April 23rd, 1993 (the "Royalty Agreement") whereby the Payee has agreed to purchase a net smelter return royalty on the mineral production from property comprised of a mining concession and certain mining claims near Chibougamau, Quebec owned by the Owner, which property is known as the "Joe Mann Property" (the "Property");

          WHEREAS the Payee and Campbell Resources Inc. ("Campbell"), the sole shareholder of the Owner, entered into a letter agreement dated April 30, 2001, pursuant to which, as part of a proposed merger by way of Plan of Arrangement as described in a Joint Management Proxy Circular dated May 10, 2001 (the "Merger"), Campbell agreed to issue 800,000 common shares to the Payee in consideration of the Payee agreeing to a reduced Net Smelter Return Royalty as set out below;

          AND WHEREAS the Merger was approved by shareholders of Campbell and was effective on June 30, 2001 and the Owner and the Payee wish to reflect the above reduction in a formal amendment to the Royalty Agreement,

          NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, it is agreed as follows:

          1. The Payee hereto agrees that in consideration of the issuance and delivery to the Payee of 800,000 freely tradeable common shares of Campbell, the adequacy of which is agreed to and acknowledged by the Parties, the net smelter return royalty will be amended and reduced as set out in Section 2 hereof.



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          2.   The Owner and the Payee agree to amend subsections 9(a) and
               9(d) of the Royalty Agreement to read as follows:

                      9 (a) Precious Metals

                            The Owner shall pay to the Payee, a Royalty equal
                      to the following percentages of Net Smelter Returns (as defined in subsection 9 (b) hereof) from the sale or other disposition of gold mined or otherwise recovered from the Property:

                            (i) 1.5% when the price of gold is US$325 per ounce or above. The royalty rate will increase by 1 basis point for every US$1.00 increase in the gold price above US$325 per ounce to a maximum of 2.0% at a gold price of US$375 per ounce or greater;

                            (ii) Once Cdn$500,000 has been received in royalty payments under Section 9(a)(i) above the royalty rate will reduce to a flat 1% rate and will only be in effect at a gold price of US$350 per ounce or higher;

                      The price of gold is the price used in determining the Royalty payment in subsection 9 (d) as herein amended.

                      The Owner shall further pay to the Payee a Royalty equal to 2% of the Net Smelter Returns from the sale or other disposition of silver mined or otherwise recovered from the Property, on the silver production from the Property in excess of one million ounces per calendar year.

                      The Owner shall further pay to the Payee a Royalty equal to 2% of the Net Smelter Returns from the sale or other disposition of copper mined or otherwise recovered from the Property, on the copper production from the Property in excess of five million pounds per calendar year.

          3. The Owner and the Payee agree to amend subsection 9(d) of the Royalty Agreement as follows, to remove the reference to conversion of the gold price from US to Canadian dollars:

                      9 (d) Payment Time and Manner - Royalty on Gold

                      The Royalty on gold shall be calculated and paid monthly on a calendar month basis commencing on May 1, 1993 by the Owner regardless of arrangements the Owner shall have made for smelting and refining and regardless of the receipt of proceeds by the owner from such production. Payment shall be made to the Payee by the Owner no later than the 45th calendar day following the last day of each month. In calculating gross proceeds for determining the


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                      amount of the royalty payment, production will be
                      calculated by the Owner for each calendar month, the price of gold shall be the simple average of the London Bullion Market Afternoon Fix on each day during the relevant month on which such determination is made.

                      The Owner shall pay the Royalty, at the Payee's option, either:

                      (A) by converting the Royalty payable in cash to gold bullion (at the price of gold determined herein for the month to which the payment relates) and deliver directly to the Payee's account as directed in writing to the Owner by the Payee, or

                      (B) by cheque or bank draft payable to the Payee at its principal place of business as specified in subsection 17 (b), or in such other manner or place as specified in writing by the Payee.

                      The Payee shall provide the Owner with written notice of its election to receive payment in gold bullion no later than the first day of the calendar month for which the Payee wishes payment in bullion to commence.

          4. The Owner and the Payee also agreed to amend the notice provisions in subsection 17(h) as follows:

                      17 (h) Notice

                              (i) Subject to the payment provisions of this Agreement or any schedule hereto, all notices designations or other documents required or authorized by the terms of this Agreement shall be in writing and shall be personally delivered or mailed in Canada by registered or certified mail, postage prepaid, return receipt requested or telecopied in a manner which confirms transmission to the recipient, addressed as follows:

                              (A)  if to the Owner at:
                                       Meston Resources Inc.
                                       1155, University St., Suite 1405
                                       Montreal, Quebec H313 3A7

                                       Telecopier No.: (514) 875-9764

                                   with a copy to:

                                       Campbell Resources Inc.
                                       161 Bay Street, Suite 3750, P.O. Box 703
                                       Toronto, ON M5J 2S1

                                       Telecopier No.: (416) 367-3294


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                              (B)  if to the Payee at:
                                       Repadre Capital Corporation
                                       130 Adelaide St. West, Suite 2520
                                       Toronto, ON M5H 3P5

                                       Telecopier No.: (416) 365-8065


                              (ii) Any of the parties may change its address
                                   for notice by giving the other parties
                                   notice of such change in the manner
                                   specified in this Section. Notices
                                   personally delivered shall be deemed made and received on the date of such delivery. Notices given by mail in the manner specified in Section 19(g) shall be deemed to have been made, delivered and received five days after the date of mailing. A notice telecopied in the manner specified in Section 19(g) shall be deemed to have been made and received on the First business day following the day on which it was sent.

        5. The Owner and the Payee agree to execute and deliver any further documents which may be necessary or desirable in order to reflect this amendment in the floating change trust deed issued pursuant to Section 18 of the Royalty Agreement and registered against title of the Property.

        6. The Owner and the Payee confirm that other than the amendments set out above, the Royalty Agreement continues in full force and affect and there are no other amendments or agreements oral or otherwise.

               IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the day and year first above written.






               Signed in the      )            MESTON RESOURCES INC.
               presence of:       )
                                  )
                  [SIG]           )
               ----------------   )            Per:   [SIG]
               Witness            )                -------------------
                                  )                                c/s
               Signed in the      )            REPADRE CAPITAL CORPORATION
               presence of:       )
                                  )
                  [SIG]           )
               ----------------   )            Per:    [SIG]
               Witness            )                -------------------
                                                                   c/s